UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2008

Hooker Furniture Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 E COMMONWEALTH BLVD MARTINSVILLE VA	24112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (276) 632-0459 Ext. 3106

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 2, 2008, Hooker Furniture Corporation issued a press release announcing its results of operations for its fiscal fourth quarter and year ended February 3, 2008. In the press release, the Company reports operating income as a percentage of net sales ("operating margin") both including and excluding the impact of:

  restructuring and asset impairment charges;
  a charge related to the January 2007 termination of the Company's Employee Stock Ownership Plan; and
  a charge related to the December 2007 donation of two showrooms located in High Point, N.C. to a local university.

The operating margin figures excluding the impact of these charges, which are collectively referred to as "restructuring and special charges" in the press release, are "non-GAAP financial measures." The Company provides this information because management believes it is useful to investors in evaluating the Company's ongoing operations.

A copy of the Company's press release is included with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit       Description

99.1          Press Release dated April 2, 2008

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooker Furniture Corporation (Registrant)
April 2, 2008 (Date)	/s/ R. GARY ARMBRISTER R. Gary Armbrister Chief Accounting Officer

EXHIBIT INDEX

Exhibit       Description

99.1          Press Release dated April 2, 2008